Exhibit 23.1


Michael I. Daszkal, CPA, P.A.                    2401 N.W. Boca Raton Boulevard
Jeffrey A. Bolton, CPA, P.A.                               Boca Raton, FL 33431
Timothy R. Devlin, CPA, P.A.                                    t: 561.367.1040
Michael S. Kridel, CPA, P.A.                                    f: 561.750.3236
Marjorie A. Horwin, CPA, P.A.                             www.daszkalbolton.com

                               DASZKALBOLTON LLP
                          Certified Public Accountants



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
--------------------------------------------------

We consent to the use in this Registration Statement on Form SB-2 of our report dated October 24, 2002, related to the financial statements of TL Global, Inc. (f/k/a TravLang, Inc.) and to the reference to our firm under the caption "experts" in the Prospectus.




                                                    /s/Daszkal Bolton LLP


Boca Raton, Florida
December 2, 2002


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